EXHIBIT 1(5)(VIII)

                                  ENDORSEMENTS



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                                  Ex-99-1(5)(viii)

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                   ENDORSEMENT

This endorsement amends the Policy and/or Contract to which it is attached and is effective May 1, 2002. The Policy and/or Contract is amended as follows:

         The name of AETNA LIFE INSURANCE AND ANNUITY COMPANY has been changed to ING LIFE INSURANCE AND ANNUITY COMPANY. Accordingly, all references to AETNA LIFE INSURANCE AND ANNUITY COMPANY, ALIAC, AND AETNA in the Policy and/or Contract are changed to ING LIFE INSURANCE AND ANNUITY COMPANY, ILIAC, AND ING, respectively.

         All terms and conditions of your Policy and/or Contract remain the same.

                                          /s/ Thomas J. McInerney


                                          President
                                          ING Life Insurance and Annuity Company

L-ENMCHGI-02

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                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                   ENDORSEMENT

This endorsement amends the Contract and/or Certificate to which it is attached and is effective May 1, 2002. The Contract and/or Certificate is amended as follows:

         The name of AETNA LIFE INSURANCE AND ANNUITY COMPANY has been changed to ING LIFE INSURANCE AND ANNUITY COMPANY. Accordingly, all references to AETNA LIFE INSURANCE AND ANNUITY COMPANY, ALIAC, and AETNA in the Contract and/or Certificate are changed to ING LIFE INSURANCE AND ANNUITY COMPANY, ILIAC, and ING, respectively.

         All terms and conditions of your Contract and/or Certificate remain the same.

                                     /s/ Thomas J. McInerney

                                     President
                                     ING Life Insurance and Annuity Company

L-ENMCHGG-02